                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K/A

                               Current Report

                        Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act


    Date of Report (Date of earliest event reported): June 12, 1998 (March 30, 1998)


                            GREIF BROS. CORPORATION
             (Exact name of registrant as specified in its charter)


             Delaware	              1-566               31-4388903
  (State or other jurisdiction    (Commission         (I.R.S. Employer
      of incorporation)            File No.)         Identification No.)


             425 Winter Road, Delaware, Ohio           43015
        (Address of Principal Executive Offices)     (Zip Code)


      Registrant's telephone number, including area code 740-549-6000


                             Not Applicable
       (Former name or former address, if changed since last report)




                        Index to Exhibits on Page 2

                         GREIF BROS. CORPORATION
                               FORM 8-K/A
                           Dated June 12, 1998
                        CURRENT REPORT ON FORM 8-K
                           Dated April 14, 1998


   	Greif Bros. Corporation (the "Company") hereby amends its Current Report on Form 8-K dated April 14, 1998 to include the financial statements and pro forma financial information set forth below which was omitted from the original filing pursuant to Items 7(a)(4) and 7(b)(2).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

   (1) Audited combined financial statements of the Industrial
       Containers Business of Sonoco Products Company for the years ended December 31, 1997 and 1996.

                                 CONTENTS

Report of Independent Accountants
Combined Balance Sheets at December 31, 1997 and 1996
Combined Statements of Income and Retained Earnings for the years ended December 31, 1997 and 1996
Combined Statements of Cash Flows for the years ended December
  31, 1997 and 1996
Notes to Combined Financial Statements

  (2) Unaudited combined financial statements of the Industrial Containers Business of Sonoco Products
      Company for the quarters ended March 31, 1998 and 1997.

                                 CONTENTS

Unaudited Combined Balance Sheets at March 31, 1998 and 1997
Unaudited Combined Statements of Income and Retained Earnings for
  the quarters ended March 31, 1998 and 1997
Unaudited Combined Statements of Cash Flows for the quarters ended March 31, 1998 and 1997
Notes to Unaudited Combined Financial Statements

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of the
Sonoco Products Company:

We have audited the accompanying combined balance sheets of the Industrial Containers Business, a division of Sonoco Products Company (see Note 1), as of December 31, 1997 and 1996, and the related combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Industrial Containers Business, a division of Sonoco Products Company, at December 31, 1997 and 1996 and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in December 1997, Greif Bros. Corporation signed a letter of intent (subject to certain conditions) to purchase the stock of the Industrial Containers Business. These financial statements do not reflect any adjustments arising from this proposed transaction.

/s/ Coopers & Lybrand LLP

Charlotte, North Carolina
February 12, 1998, except for the information in Note 11 for which the date is March 30, 1998

                     THE INDUSTRIAL CONTAINERS BUSINESS
                    A DIVISION OF SONOCO PRODUCTS COMPANY
                          COMBINED BALANCE SHEETS
                                December 31
                               (In Thousands)

                                      1997                    1996
ASSETS

Current Assets:

  Cash and cash equivalents           $    599                 $    308
  Accounts receivable, less $1,468
   and $919 allowance for doubtful
   accounts                             22,930                   21,903
  Notes and other receivables              640                      628
  Inventories                           16,634                   17,486
  Deferred income taxes                  1,350                    1,851
  Prepaid expenses and other
   current assets                          164                      390
      Total current assets              42,317                   42,566
Property, plant and equipment, net      42,804                   39,317
Deferred income taxes                    3,104                    1,422
Other assets, net                       15,547                   16,224
                                      $103,772                 $ 99,529


LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
  Accounts payable                    $  7,831                $   6,753
  Accrued compensation                   4,277                    4,045
  Accrued expenses                       1,655                    2,371
      Total current liabilities         13,763                   13,169
Other long-term liabilities                132                      119
Accrued postretirement benefits         20,258                   19,912
      Total liabilities                 34,153                   33,200
Shareholders' equity:
  Common stock                             902                      902
  Additional paid-in capital            23,171                   23,171
  Retained earnings                     76,840                   88,937
  Translation adjustment                  (656)                    (610)
  Advances to parent company           (30,638)                 (46,071)
      Total shareholders' equity        69,619                   66,329

                                      $103,772                 $ 99,529

The accompanying notes are an integral part of the combined financial statements.

                      THE INDUSTRIAL CONTAINERS BUSINESS
                    A DIVISION OF SONOCO PRODUCTS COMPANY
             COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                       For the years ended December 31
                              (In Thousands)

                                     1997                   1996
Net sales                            $181,928               $188,940
Cost of goods sold                    155,007                156,561
      Gross margin                     26,921                 32,379
Selling, general and administrative
  expenses                             15,126                 16,563
Corporate allocation expense            2,658                  3,203
Royalties                               3,813                  2,767
Other income, net                        (698)                  (715)
      Income before income taxes        6,022                 10,561
Provision for income taxes              2,619                  3,947
      Net income                        3,403                  6,614
Retained earnings, beginning of year   88,937                 82,931
Dividends                             (15,500)                  (608)
Retained earnings, end of year       $ 76,840               $ 88,937



The accompanying notes are an integral part of the combined financial statements.

                     THE INDUSTRIAL CONTAINERS BUSINESS
                    A DIVISION OF SONOCO PRODUCTS COMPANY
                     COMBINED STATEMENTS OF CASH FLOWS
                      for the years ended December 31
                             (In Thousands)

                                               1997                1996
Cash flows from operating activities:
   Net income                                  $   3,403           $   6,614
     Adjustments to reconcile net income to
       net cash provided by operating
       activities:
     Depreciation and amortization                 6,050               6,240
     (Gain)loss on sale of property, plant
       and equipment                                (106)                186
     Deferred income taxes                        (1,187)               (535)
     Changes in operating assets and
       liabilities:
     Accounts receivable                            (934)                789
     Notes and other receivables                     (12)                110
     Inventories                                     835                 476
     Prepaid expenses and other current
       assets                                        225                (185)
     Accounts payable and accrued expenses           932                 378
     Other, net                                      124                 (58)
       Net cash provided by operating
         activities                                9,330              14,015
Cash flows from investing activities:
     Purchases of property, plant and
       equipment                                  (9,009)             (6,967)
     Proceeds from sales of property, plant
       and equipment                                 133                 633
     Other net                                         -                 (27)
       Net cash used in investing activities      (8,876)             (6,361)
Cash flows from financing activities:
     Advances from (to) parent company, net       15,433              (6,783)
     Advances to affiliate                          (604)               (381)
     Advances from affiliate                         519                   -
     Cash dividends                              (15,500)               (608)
       Net cash used in financing activities        (152)             (7,772)
Effects of exchange rate changes on cash             (11)                 (2)
Net increase (decrease) in cash and cash
 equivalents                                         291                (120)
Cash and cash equivalents, beginning of year         308                 428
Cash and cash equivalents, end of year       $       599         $       308


The accompanying notes are an integral part of the combined financial statements.

                  NOTES TO COMBINED FINANCIAL STATEMENTS
                  (Dollars In Thousands Except Per Share)

1. Significant Accounting Policies:

   DESCRIPTION OF THE DIVISION - The Industrial Containers
   Business (the "Division") manufactures fibre drums and plastic drums at various locations for industrial customers in North
   America.

   On December 10, 1997, Sonoco signed a letter of intent, subject to a definitive agreement, with Greif Bros.
   Corporation ("Greif") to sell the stock of the Division. This sale is subject to certain conditions. These financial statements do not include any adjustments to the carrying values of the Division's net assets that might arise from this proposed transaction.

   PRINCIPLES OF COMBINATION - The combined financial statements of the Division include the operations of Sonoco Fibre Drum, Inc. (excluding the operations of the Intermediate Bulk Container Business), Sonoco Plastic Drum, Inc., Sonoco Packaging Services, Inc. and Fibro Tambor, S.A. de C.V.. All of these companies are 100% owned subsidiaries controlled by Sonoco Products Company ("Sonoco"). All significant intercompany accounts have been eliminated. All entities are under common control and accordingly are presented in the combined financial statements.

   CONCENTRATION OF CREDIT RISK - Substantially all of the Division's accounts receivable are due from customers located principally in North America. The Division performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

   CASH AND CASH EQUIVALENTS - The Division considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Division maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Division has not experienced any losses in such accounts. The Division believes it is not exposed to any significant credit risk on cash and cash equivalents.

                  (Dollars In Thousands Except Per Share)

1. Significant Accounting Policies, continued:

   The Division participated in Sonoco's centralized cash management system during the periods presented. Cash receipts attributable to the Division's operations are collected by Sonoco and cash disbursements, including amounts attributable to capital additions, are provided by Sonoco. No interest cost on funds provided has been recorded. The net effect of these transactions is included in "Advances to Parent Company" on the accompanying balance sheets.

   INVENTORIES - Inventories are stated at the lower of cost or market. The last-in, first-out (LIFO) method was used to determine costs of approximately 77% of total inventories in 1997 and 1996. The remaining inventories are determined on the first-in, first-out (FIFO) method.

   OTHER ASSETS - Other assets principally consist of goodwill (see Note 4). Goodwill represents the excess of cash paid over the fair value of assets acquired. Amortization is computed over the estimated lives of the assets. At each balance sheet date, the Company evaluates the realizability of goodwill based on expectations of non-discounted cash flows and operating income.

   REVENUE RECOGNITION - The Company recognizes revenue upon legal transfer of title of products.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                   (Dollars In Thousands Except Per Share)

1. Significant Accounting Policies, continued:

   INCOME TAXES - The Division records income tax expense as if the Division filed a separate return. Deferred tax liabilities and assets are recorded for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Federal income taxes currently payable or receivable are due to or from Sonoco and are included in "Advances to Parent Company".

2. Inventories:

   The components of inventories, at December 31 are as follows:


                                            1997                1996
Raw materials                          $   6,404           $   6,661
Work in process and finished
  goods                                   11,011              11,800
Excess of FIFO cost over LIFO
  Cost                                      (781)               (975)

                                       $  16,634           $  17,486


3. Property, Plant and Equipment:

   Property, plant and equipment is recorded at cost. Depreciation is computed on the straight-line method, based upon the estimated useful lives of the related assets ranging from three to forty years. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized. Gains and losses on sales or retirements are included in other income and other expense, respectively.

                   (Dollars In Thousands Except Per Share)

3. Property, Plant and Equipment, continued:

   Property, plant and equipment as of December 31 is as follows:


                                              1997                1996
Land                                      $  2,050            $  2,050
Buildings                                   16,384              16,231
Equipment                                   71,366              68,099
Leasehold improvements                       2,190               2,046
Construction in progress                     6,126               1,630
                                            98,116              90,056
Less accumulated depreciation              (55,312)            (50,739)

                                          $ 42,804            $ 39,317


Depreciation expense totaled approximately $5,482 and $5,672 in 1997 and 1996, respectively.

4. Other Assets:

   Other assets consist of the following at December 31:

                                             1997               1996
Goodwill                                $  22,567           $ 22,567
Other                                          94                203
                                           22,661             22,770
Less accumulated amortization
  of goodwill                              (7,114)            (6,546)
                                        $  15,547           $ 16,224

   Amortization of goodwill totaled $568 in 1997 and 1996.

                    (Dollars In Thousands Except Per Share)

5. Related Party Transactions:

   The Division had sales of product of approximately $540 and $919 to Sonoco Products Company during 1997 and 1996, respectively.

   The Division also uses certain administrative functions of Sonoco including senior executive management services, finance and treasury services, accounting, legal and human resources. The cost of these functions has been primarily allocated to the Division by a formula based on the level of sales, assets and head count of the Division. Total costs allocated to the Division were $2,658 and $3,203 in 1997 and 1996, respectively. The Division also uses trademarks and other intellectual property of Sonoco. The cost of this usage has been allocated to the Division based upon 2 1/2% of revenues for the period from May 1, 1997 to December 31, 1997 and 1 1/2% of revenues for all periods presented prior to May 1, 1997. Total costs in 1997 and 1996 were $3,813 and $2,767, respectively. Management believes these allocations adequately reflect the estimated cost of capital employed, but may not necessarily be indicative of actual costs incurred or costs to be incurred in the future.

6. Leases and Commitments:

   The Company is obligated to unaffiliated parties under long-term non-cancelable operating leases. Future minimum payments, by year and in the aggregate, under the leases consist of the following at December 31, 1997.

   1998                    $2,482
   1999                     2,482
   2000                     2,267
   2001                     2,267
   2002 and thereafter      2,267


   Rent expense totaled approximately $2,000 and $1,948 in 1997 and 1996, respectively.

<page 12>

               NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
                  (Dollars In Thousands Except Per Share)

7. Retirement Benefit Plans:

   The Division participates in the Sonoco non-contributory defined benefit pension plans which cover substantially all United States employees. Under the plans, retirement benefits are based either on both years of service and compensation or on service only. It is Sonoco's policy to fund these plans, at a minimum, in amounts required under ERISA. The expense allocated by Sonoco to the Division for the years ended December 31, 1997 and 1996 was $324 and $404, respectively.

8. Postretirement Benefits Other Than Pensions:

   The Division provides health care and life insurance to the majority of its United States retirees and their eligible dependents. Benefit costs are funded principally on a pay-as-you-go basis, with the retiree paying a portion of the costs. In situations where full-time employees retire from the Division between age 55 and 65, most are eligible to receive, at a cost to the retiree equal to the cost for an active employee, certain health care benefits identical to those available to active employees. After attaining age 65, an eligible retiree's health care benefit coverage becomes coordinated with Medicare. For purposes of projecting future benefit payments, early retiree contributions were assumed to increase at the health care cost trend.

   Non-pension retirement benefit expense includes the following:


                                            1997               1996
Service cost during year                    $   565            $   671
Interest cost on accumulated
  postretirement benefit obligation           1,955              1,960
Net amortization and deferral                   225                440
Net periodic postretirement benefit
  Cost                                      $ 2,745            $ 3,071


                    (Dollars In Thousands Except Per Share)

8. Postretirement Benefits Other Than Pensions, continued:

   The following sets forth the accrued obligation included in the accompanying December 31 balance sheets applicable to each employee group for non-pension postretirement benefits:


                                           1997                1996
Accumulated postretirement
  benefit obligation (APBO):
  Retired employees                        $ 22,839            $ 19,030
  Active employees-fully
    eligible                                  3,294               3,617
  Active employees-not yet
    eligible                                  3,013               3,609
Accumulated benefit obligation               29,146              26,256
Deferred loss                                (8,888)             (6,344)
Accrued postretirement
  benefit cost                             $ 20,258            $ 19,912


   The discount rate used in determining the APBO was 7.25% in 1997 and 7.75% in 1996. The assumed health care cost trend rate used in measuring the APBO was 9.25% in 1997 declining to a rate of 4.75% in the year 2006. Increasing the assumed trend rate for health care costs by one percentage point would result in an increase in the APBO of approximately $845 at December 31, 1997 and an increase of approximately $370 in the related 1997 expense.

                 (Dollars In Thousands Except Per Share)

9. Income Taxes:

   The provision for federal, state and foreign income taxes on income for the years ending December 31 consists of the following:

                                                   1997              1996
Current
  Federal                                       $ 3,129           $ 3,762
  State                                             552               664
  Foreign                                           125                56
                                                  3,806             4,482
Deferred
  Federal                                        (1,092)             (331)
  State                                            (193)              (58)
  Foreign                                            98              (146)
                                                 (1,187)             (535)

                                                $ 2,619           $ 3,947


   Deferred income tax benefits result from temporary differences in the recognition of revenue and expense for tax and financial statement purposes. The sources of these differences and the tax effect of each are as follows at December 31:


                                                  1997              1996

Deferred tax liabilities:
  Property, plant and
    equipment                                  $(4,667)          $(6,102)
  Other                                           (319)             (536)

                                                (4,986)           (6,638)
Deferred tax assets:
  Allowance for doubtful
    accounts                                       579               290
  Inventories                                      201               678
  Accrued postretirement
    benefits                                     7,880             7,746
  Accrued expenses                                 570               883
  Foreign                                          210               314

                                                 9,440             9,911
Net deferred tax asset                         $ 4,454           $ 3,273

                    (Dollars In Thousands Except Per Share)

9. Income Taxes, continued:

   A reconciliation of the United States federal statutory tax rate of 35% to the actual tax expense for the years ending
   December 31 is as follows:

                                                 1997               1996
Federal income tax expense at
  statutory rate                               $2,108              3,697
State taxes, net of federal
benefit                                           240                423
Goodwill amortization                             193                193
Foreign taxes                                       -               (417)
Other                                              78                 51

                                               $2,619             $3,947


10	. Shareholder's Equity:

   As discussed in Note 1, the Division is a group of affiliated companies with common ownership. The table below summarizes the authorized and outstanding common stock at December 31, 1997 and 1996.

                                                                   Additional
                                Shares       Shares                 Paid-In
                              Authorized   Outstanding     Amount   Capital
Sonoco Fibre Drum, Inc.
 ($1 par)                        1,000        1,000        $   1      $16,776
Sonoco Plastic Drum, Inc.
 ($1 par)                      100,000       10,000           10        6,395
Sonoco Packaging
Services, Inc.
($1 par)                         1,000        1,000            1            -
Fibro Tambor, S.A. de
C.V. ($.018 par)            50,318,000   50,318,000          890            -

                            50,420,000   50,330,000         $902      $23,171

   There are no other classes of common stock.

   Dividends were paid by Sonoco Fibre Drum, Inc. to its parent of $15,500 per share in 1997. Dividends of $608 were paid by Fibro Tambor to its parent in 1996.

<page 16>

              NOTES TO COMBINED FINANCIAL STATEMENTS, Continued
                 (Dollars In Thousands Except Per Share)


11. Subsequent Event:

   On March 30, 1998, Sonoco completed the sale of the Division (see Note 1) to Greif for approximately $185 million.

                      THE INDUSTRIAL CONTAINERS BUSINESS
                     A DIVISION OF SONOCO PRODUCTS COMPANY
                           COMBINED BALANCE SHEETS
                                (UNAUDITED)
                                 March 31
                              (In Thousands)

                                                 1998           1997
              ASSETS

Current Assets:
  Cash and cash equivalents                      $    887        $     88
  Accounts receivable, less $718 and $123
    allowance for doubtful accounts                21,589          23,674
  Notes and other receivables                       2,131             714
  Inventories                                      16,433          16,403
  Deferred income taxes                             1,350           1,851
  Prepaid expenses and other current assets           235             412
          Total current assets                     42,625          43,142
Property, plant and equipment, net                 43,936          38,109
Deferred income taxes                               3,087           1,300
Other assets, net                                  15,347          17,106
                                                 $104,995        $ 99,657

LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
  Accounts payable                               $ 10,791        $  9,372
  Accrued compensation                              3,080           2,983
  Accrued expenses                                  1,940           2,553
          Total current liabilities                15,811          14,908
Other long-term liabilities                         1,427              21
Accrued postretirement benefits                    20,345          19,999
          Total liabilities                        37,583          34,928
Shareholder's equity:
      Common stock                                    902             902
      Additional paid-in capital                   23,171          23,171
      Retained earnings                            77,046          89,524
      Translation adjustment                         (656)           (610)
      Advances to parent company                  (33,051)        (48,258)
          Total shareholder's equity               67,412          64,729
                                                 $104,995        $ 99,657

   The accompanying notes are an integral part of the unaudited combined financial statements.

                      THE INDUSTRIAL CONTAINERS BUSINESS
                     A DIVISION OF SONOCO PRODUCTS COMPANY
             COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                (UNAUDITED)
                      for the quarters ended March 31
                               (In Thousands)

                                               1998             1997
Net sales                                      $ 43,999         $ 43,561
Cost of good sold                                37,712           37,797
      Gross margin                                6,287            5,764
Selling, general and administrative
 expenses                                         4,102            3,424
Corporate allocation expense                        779              718
Royalties                                           953              692
Other expense (income), net                         110              (48)
      Income before income taxes                    343              978
Provision for income taxes                          137              391
      Net income                                    206              587
Retained earnings, beginning of
 period                                          76,840           88,937
Retained earnings, end of period               $ 77,046         $ 89,524


  The accompanying notes are an integral part of the unaudited combined financial statements.

                      THE INDUSTRIAL CONTAINERS BUSINESS
                    A DIVISION OF SONOCO PRODUCTS COMPANY
                      COMBINED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)
                       for the quarters ended March 31
                               (In Thousands)

                                                    1998          1997
Cash flows from operating activities:
    Net income                                      $   206        $   587
      Adjustments to reconcile net income
       to net cash provided by operating
       activities:
        Depreciation and amortization                   887          2,622
        Deferred income taxes                            17            122
      Changes in operating assets and
        liabilities:
        Accounts receivable                           1,341         (1,771)
        Notes and other receivables                  (1,491)           (86)
        Inventories                                     201          1,083
        Prepaid expenses and other current
          assets                                        (71)           (22)
        Accounts payable and accrued
          expenses                                    2,048          1,739
        Other, net                                     (413)          (893)
         Net cash provided by operating
          activities                                  2,725          3,381
Cash flows from investing activities:
      Purchases of property, plant and
        equipment                                    (2,019)        (1,415)
          Net cash used in investing
            activities                               (2,019)        (1,415)
Cash flows from financing activities:
      Advances from (to) affiliates                    (418)        (2,186)
          Net cash used in financing
            activities                                 (418)        (2,186)

Net increase (decrease) in cash and cash
  equivalents                                           288           (220)
Cash and cash equivalents, beginning of
  period                                                599            308
Cash and cash equivalents, end of period          $     887      $      88


   The accompanying notes are an integral part of the unaudited combined financial statements.

               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. General:

      	The accompanying unaudited combined financial statements have been prepared without audit. Certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, these statements have been prepared on a basis consistent with the audited combined financial statements for the years ended December 31, 1997 and 1996.

     	The management of the company believes that the financial statements reflect all adjustments which are necessary for a fair statement of the results of the interim periods. Results of operations for the periods shown are not necessarily indicative of results for the year.

(b)  Pro Forma Financial Information.

     	On March 30, 1998, pursuant to the terms of a Stock
   Purchase Agreement between Greif Bros. Corporation (the "Company") and Sonoco Products Company ("Sonoco"), the Company acquired the Industrial Containers Business excluding the operations of the Intermediate Bulk Containers Business of Sonoco by purchasing all of the outstanding shares of KMI Continental Fibre Drum, Inc., Sonoco Plastic Drum, Inc., GBC Holding Co., and Fibro Tambor, S.A. de C.V., and the membership interest of Sonoco in Total Packaging Systems of Georgia, LLC.

    	The following unaudited pro forma combined balance sheet at January 31, 1998 and combined statements of income for the quarter ended January 31, 1998 and for the year ended October 31, 1997 give effect to the purchase of the Industrial Containers Business of Sonoco. The unaudited pro forma financial statements are not necessarily indicative of the results which would have been obtained had the transactions occurred at November 1, 1996, nor are they necessarily indicative of future results. The pro forma information should be read in conjunction with: the accompanying notes to unaudited pro forma condensed combined financial statements; the audited annual and unaudited interim financial statements of the Industrial Containers Business of Sonoco included elsewhere in this Form 8-K/A; the Company's Annual Report on Form 10-K for the year ended October 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998.

      The Company has a fiscal year which ends October 31, 1997 whereas the Industrial Containers Business has a fiscal year which ends December 31, 1997. The unaudited pro forma condensed combined balance sheet at January 31, 1998 and unaudited pro forma condensed combined statements of income for the quarter ended January 31, 1998 and for the year ended October 31, 1997 include the unaudited combined balance sheet of the Industrial Containers Business at March 31, 1998 and the unaudited statement of income for the quarter ended March 31, 1998 and the audited combined statement of income for the year ended December 31, 1997.

               GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
                 PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (UNAUDITED)
                               January 31, 1998
                             (Dollars In Thousands)

                                           Industrial
                             Greif Bros.   Containers  Pro Forma     Pro Forma
                             Corporation   Business    Adjustments   Results
Assets
Current Assets
  Cash & cash equivalents      $  16,834    $     887    $       -   $  17,721
  Canadian government
   securities                      7,305            -            -       7,305
  Trade accounts receivable       80,559       21,589            -     102,148
  Inventories                     46,040       16,433            -      62,473
  Prepaid expenses and other      20,054        3,716          971 a    24,741
      Total current assets       170,792       42,625          971     214,388
Long Term Assets
  Property, plant and
   equipment, net                340,128       43,936       36,129 b,e 420,193
  Other long term assets          21,541        3,087          308 c    24,936
  Goodwill                        17,017       15,347       83,780 d   116,144
      Total long term assets     378,686       62,370      120,217     561,273
Total assets                   $ 549,478    $ 104,995    $ 121,188   $ 775,661

Liabilities and Shareholders'
 Equity
Current Liabilities
  Accounts payable             $  29,998    $  10,791    $       -   $  40,789
  Current portion of
   long term debt                  8,309            -            -       8,309
  Accrued payrolls and
   employee benefits              10,705        3,080            -      13,785
  Taxes on income                  4,409            -       (4,409)a         -
  Other current liabilities        1,703        1,940       23,068 e,f  26,711
     Total current
      liabilities                 55,124       15,811       18,659      89,594

Long term obligations             43,314            -      185,395 f   228,709
Deferred income taxes             30,619            -            -      30,619
Other long term liabilities       15,329       21,772       (2,290)g    34,811
     Total long term
      liabilities                 89,262       21,772      183,105     294,139
Shareholders' equity
  Capital stock                    9,774       24,073      (24,073)h     9,774
  Retained earnings              401,959       77,046      (89,554)h   389,451
  Translation adjustment          (6,641)        (656)           -      (7,297)
  Advances to Parent                   -      (33,051)      33,051 i         -
     Total shareholders'
      equity                     405,092       67,412      (80,576)    391,928
Total liabilities and
 shareholders' equity          $ 549,478    $ 104,995    $ 121,188   $ 775,661

   See accompanying notes to pro forma condensed financial statements.

               GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
               PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                (UNDAUDITED)
                   for the quarter ended January 31, 1998
                            (Dollars in Thousands)

                                          Industrial
                            Greif Bros.   Containers  Pro Forma    Pro Forma
                            Corporation   Business    Adjustments  Results
Net sales                     $ 169,697     $ 43,999   $       -    $ 213,696
Other income:
  Gain on sales of timber
   and timber properties          2,787            -           -        2,787
  Interest and other              2,510       (1,063)        953 i      2,400
                                174,994       42,936         953      218,883
Costs and expenses:
  Cost of products sold         138,177       37,712         313 b,g  176,202
  Selling, general and
   administrative                20,324        4,881         264 c,d,i 25,469
  Interest                        1,230            -       2,859 f      4,089
                                159,731       42,593       3,436      205,760
Income before income taxes       15,263          343      (2,483)      13,123
Taxes on income                   5,647          137      (1,038)a      4,746
Net income                    $   9,616     $    206   $  (1,445)   $   8,377


   Net income per share (based on the average number of shares outstanding during the year):

  	Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the remainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

  	Basic and Diluted:

   Class A Common Stock	$0.34
   Class B Common Stock	$0.39

                              Average Number of Shares Outstanding
                                       Basic           Diluted
   Class A Common Stock              10,901,962       10,950,796
   Class B Common Stock              12,001,793       12,001,793

  	Due to the special characteristics of the Company's two classes of stock, earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the retained earnings.

See accompanying notes to pro forma condensed combined financial statements.

               GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
               PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                 (UNAUDITED)
                    for the year ended October 31, 1997
                            (Dollars in Thousands)

                                      Industrial
                        Greif Bros.   Containers    Pro Forma      Pro Forma
                        Corporation   Business      Adjustments    Results
Net sales                $ 648,984     $ 181,928     $       -      $ 830,912
Other income:
  Gain on sales of timber
   and timber properties    12,918             -             -         12,918
  Interest and other        12,681        (3,115)        3,813 i       13,379
                           674,583       178,813         3,813        857,209
Costs and expenses:
  Cost of products sold    563,665       155,007         1,254 b,g    719,926
  Selling, general and
   administrative           78,743        17,784         1,529 c,d,i   98,056
  Interest                   2,670             -        11,436 f       14,106
                           645,078       172,791        14,219        832,088
Income before income taxes  29,505         6,022       (10,406)        25,121
Taxes on income             11,419         2,619        (4,342)a        9,696
Net income               $  18,086      $  3,403      $ (6,064)     $  15,425


  Net income per share (based on the average number of shares outstanding during the year):

   	Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the remainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

       	Basic and Diluted:

    	Class A Common Stock $0.52
    	Class B Common Stock $0.81

                                 Average Number of Shares Outstanding
                                        Basic            Diluted
     Class A Common Stock              10,878,233       10,892,248
     Class B Common Stock              12,001,793       12,001,793

    	Due to the special characteristics of the Company's two classes of stock, earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the retained earnings.

  See accompanying notes to pro forma combined financial statements.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  a. To reflect the income tax effects of the following pro forma adjustments.

  b. To record the write-up of property, plant and equipment to its estimated fair values. The amount has been partially offset by a write-down to net realizable value of certain locations which the Company intends to close (see note e below). In addition, depreciation expense resulting from the different values of the property, plant and equipment has been reflected in the statements.

  c. To record deferred loan costs related to the long term obligations incurred as a result of the acquisition of the Industrial Containers Business. The amortization expense related to these amounts has been recorded.

  d. To record additional goodwill and its related amortization expense. The goodwill is being amortized on a straight-line basis over twenty-five years.

  e. To record a restructuring reserve which is comprised of $11,507,000 to reduce the estimated fair values of property, plant and equipment and $8,773,000 for other costs associated with certain plant closings. The restructuring reserve relates to the closing of duplicate facilities.

  f. To record long term obligations incurred to purchase the Industrial Containers Business. The interest expense related to these long term obligations has been included in the pro forma statements.

  g. To adjust for postretirement benefits that were provided to the employees of the Industrial Containers Business of Sonoco.

  h.   To eliminate the equity amounts of the Industrial
       Containers Business at November 1, 1996.

  i.   To eliminate the "Advances to Parent" balances from Sonoco
       Products Company recorded on the Industrial Containers
       Business' financial statements. Certain charges, including royalties and other non-recurring charges from Sonoco, have been eliminated.

  (c)  Exhibits.

  Exhibit Number                              Description

        2 Stock Purchase Agreement dated March 30, 1998 between Greif Bros. Corporation and Sonoco Products Company.

       23.1 Consent of Coopers & Lybrand LLP, Charlotte, North Carolina (contained herein).

       99(a) Press Release issued by Greif Bros. Corporation on March 31, 1998.

       99(b) Credit Agreement, dated as of March 30, 1998, among Greif Bros. Corporation, as Borrower, Various Financial Institutions, as Banks, and KeyBank National Association, as Agent.




                                   SIGNATURES

        	Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GREIF BROS. CORPORATION


DATE: June 12, 1998                   BY /s/ Michael J. Gasser
                                         Michael J. Gasser,
                                         Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS

                                                         If Incorporated by
                                                           Reference which
                                                             Exhibit was
                                                             Previously
Exhibit Number                 Description                 Filed with SEC

      2               Stock Purchase Agreement dated       Current Report on
                      March 30, 1998 between Greif         Form 8-K dated
                      Bros. Corporation and Sonoco         April 14, 1998.
                      Products Company.

     23.1             Consent of Coopers & Lybrand LLP,
                      Charlotte, North Carolina.           Contained Herein.

     99(a)            Press Release issued by Greif        Current Report on
                      Bros. Corporation on March 31,       Form 8-K dated
                      1998.                                April 14, 1998.

     99(b)            Credit Agreement, dated as of        Current Report on
                      March 30, 1998, among Greif Bros.    Form 8-K dated
                      Corporation, as Borrower, Various    April 14, 1998.
                      Financial Institutions, as Banks,
                      and KeyBank National Association,
                      as Agent.